                                              Filed pursuant to Rule 424(b)(3)
                                      Registration Statement Number 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006

                                                  Dated: August 15, 2006

                                 STATE OF ISRAEL
                                 $400,000,000
                   FLOATING RATE LIBOR BONDS (SIXTH SERIES)

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on AUGUST 15, 2006 and terminating on AUGUSt 31, 2006 are:

4-YEAR FLOATING RATE LIBOR BOND     5.50%
10-YEAR FLOATING RATE LIBOR BOND    5.60%


These interest rates were calculated as follows:

4-YEAR FLOATING RATE LIBOR BOND:

Applicable LIBOR          +     Number of basis points set by   =    Initial Interest  RATE:
for August 15-31, 2006:         State of Israel at beginning         -----------------------
-----------------------         of this sales period:
                                --------------------
5.50%                           0 BASIS POINTS                       5.50%


10-YEAR FLOATING RATE LIBOR BOND:

Applicable LIBOR          +     Number of basis points set by   =    Initial Interest RATE:
for August 15-31, 2006:         State of Israel at beginning         -----------------------
----------------                of this sales period:
                                -----------------------------
5.50%                           10 BASIS POINTS                      5.60%

5-YEAR FLOATING RATE LIBOR BOND IS NOT AVAILABLE DURING THIS SALES PERIOD.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by AUGUST 28, 2006.